Exhibit 10.7

2025 Omnibus Equity Incentive Plan

AWARD AGREEMENT

STOCK APPRECIATION RIGHTS

This Stock Appreciation Rights Award Agreement (this “Agreement”) is made and entered into as of _____, 20___ by and between Finward Bancorp, an Indiana corporation (the “Company”) and __________ (the “Participant”).

Grant Date:

Exercise Price per SAR:

Number of SARs:

Expiration Date:

1. Grant of SARs.

(a) Grant. The Company hereby grants to the Participant an aggregate of _____ stock appreciation rights (the “SARs”). Each SAR entitles the Participant to receive, upon exercise, an amount equal to the excess of (i) the Fair Market Value of a share of Common Stock, without par value (a “Share”), of the Company on the date of exercise, over (ii) the Exercise Price (the “Appreciation Value”). The SARs are being granted pursuant to the terms of the Finward Bancorp 2025 Omnibus Equity Incentive Plan (the “Plan”).

(b) Consideration; Subject to Plan. The grant of the SARs is made in consideration of the services to be rendered by the Participant to the Company and is subject to the terms and conditions of the Plan. Capitalized terms used but not defined herein will have the meaning ascribed to them in the Plan.

2. Vesting.

(a) Vesting Schedule. The SARs will vest and become exercisable as set forth in the Vesting Schedule attached hereto as Appendix A. Except as otherwise provided in this Agreement, the unvested SARs will not be exercisable on or after the Participant’s termination of Continuous Service.

(b) Expiration. The SARs will expire on the Expiration Date set forth above, or earlier as provided in this Agreement or the Plan.

3. Termination of Continuous Service.

(a) Termination for Reasons Other Than Cause, Death, Disability. If the Participant’s Continuous Service is terminated for any reason other than Cause, death, Disability, or Retirement, the Participant may exercise the vested SARs, but only within such period of time ending on the earlier of (i) the date three months following the termination of the Participant’s Continuous Service, or (ii) the Expiration Date.

(b) Termination for Cause. If the Participant’s Continuous Service is terminated for Cause, the SARs (whether vested or unvested) shall immediately terminate and cease to be exercisable.

(c) Termination Due to Disability or Retirement. If the Participant’s Continuous Service terminates as a result of the Participant’s Disability or Retirement, the Participant may exercise the vested SARs, but only within such period of time ending on the Expiration Date.

(d) Termination Due to Death. If the Participant’s Continuous Service terminates as a result of the Participant’s death, the vested SARs may be exercised by the Participant’s estate, by a person who acquired the right to exercise the SARs by bequest or inheritance, or by the person designated to exercise the SARs upon the Participant’s death, but only within the time period ending on the Expiration Date.

(e) Extension of Termination Date. If following the Participant’s termination of Continuous Service for any reason the exercise of the SARs is prohibited because the exercise of the SARs would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the expiration of the SARs shall be tolled until the date that is thirty (30) days after the end of the period during which the exercise of the SARs would be in violation of such registration or other securities requirements.

4. Manner of Exercise.

(a) When to Exercise. Except as otherwise provided in the Plan or this Agreement, the Participant (or in the case of exercise after the Participant’s death or Disability, the Participant’s executor, administrator, heir, or legatee, as the case may be) may exercise his or her vested SARs, in whole or in part, at any time after vesting and until the Expiration Date or earlier termination pursuant to Section 3 hereof, by following the procedures set forth in this Section 4. If partially exercised, the Participant may exercise the remaining unexercised portion of the SARs at any time after vesting and until the Expiration Date or earlier termination pursuant to Section 3 hereof. No SARs shall be exercisable after the Expiration Date.

(b) Election to Exercise. To exercise the SARs, the Participant (or in the case of exercise after the Participant’s death or Disability, the Participant’s executor, administrator, heir, or legatee, as the case may be) must deliver to the Company a written notice of intent to exercise in the manner designated by the Committee, which shall set forth, inter alia: (i) the Participant’s election to exercise the SARs; (ii) any representations, warranties, and agreements regarding the exercise of the SARs as may be required by the Company to comply with applicable securities laws.

(c) Documentation of Right to Exercise. If someone other than the Participant exercises the SARs, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the SARs.

(d) Date of Exercise. The SARs shall be deemed to be exercised on the business day that the Company receives a fully executed exercise notice. If the notice is received after business hours on such date, then the SAR shall be deemed to be exercised on the business date immediately following the business date such notice is received by the Company.

5. Withholding. Prior to the payment of the Appreciation Value in connection with the exercise of the SARs, the Participant must make arrangements satisfactory to the Company to pay or provide for any applicable federal, state, and local withholding obligations of the Company. If approved by the Committee in its discretion, the required withholding obligations may be settled by the delivery to the Company of previously owned and unencumbered Shares.

6. Form of Payment. Upon the exercise of all or a portion of the SARs, the Participant shall be entitled to a cash payment equal to the Appreciation Value of the SARs being exercised, less any amounts withheld pursuant to Section 5.

7. Section 409A; No Deferral of Compensation. Neither the Plan nor this Agreement is intended to provide for the deferral of compensation within the meaning of Section 409A of the Internal Revenue Code (the “Code”). The Company reserves the right to unilaterally amend or modify the Plan or this Agreement, to the extent the Company considers it necessary or advisable, in its sole discretion, to comply with, or to ensure that the SARs granted hereunder are not subject to, Section 409A of the Code.

8. No Right to Continued Employment. Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position, as an Employee, Consultant, or Director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Participant’s Continuous Service at any time, with or without Cause.

9. Transferability. The SARs are not transferable by the Participant other than to a designated beneficiary upon the Participant’s death or by will or the laws of descent and distribution, and are exercisable during the Participant’s lifetime only by the Participant (except by the Participant’s personal representative, if any, in the case of the Participant’s Disability). No assignment or transfer of the SARs, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary upon death by will or the laws of descent or distribution) will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the SARs will terminate and become of no further effect.

10. Change in Control.

(a) Acceleration of Vesting. In the event of a Change in Control, the surviving or successor entity (or its parent corporation) may continue, assume, or replace the SARs outstanding as of the date of the Change in Control and such SARs or replacements therefore shall remain outstanding and be governed by their respective terms. If and to the extent that the SARs are continued, assumed, or replaced under the circumstances described in the preceding sentence in connection with a Change in Control, and if within two years after the Change in Control the Participant experiences an involuntary termination of Continuous Service for reason other than Cause, then all outstanding SARs issued to the Participant under this Agreement that are not yet fully exercisable shall immediately become exercisable in full as of the effective date of the Participant’s termination of Continuous Service and shall remain exercisable in accordance with the terms of the Plan and this Agreement.

(b) Cash-Out. In the event of a Change in Control, the Committee may, in its discretion and upon at least ten (10) days’ advance notice to the Participant, terminate the SARs, in whole or in part, as of the effective time of the Change in Control, in exchange for a payment to the Participant as provided in this Section 10(b), and the Committee, in its discretion, accelerate the vesting of any outstanding SARs. Upon the termination of any SARs pursuant to the preceding sentence, the Company shall pay to the Participant, in cash or Shares, as determined by the Committee in good faith, an amount equal to the excess of the amount by which the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Change in Control for the number of SARs or portion thereof being terminated exceeds the Exercise Price. In addition, in connection with a Change in Control, the Committee may, in its discretion, after giving the Participant an opportunity to exercise the Participant’s outstanding SARs, terminate any or all unexercised SARs at such time as the Committee deems appropriate. Notwithstanding the foregoing, if at the time of a Change in Control the Exercise Price of the SARs equals or exceeds the price paid for a Share in connection with the Change in Control, the Committee may cancel the SARs without the payment of consideration therefor.

11. Adjustments. The SARs may be adjusted or terminated in any manner as contemplated by Section 15 of the Plan.

12. Tax Liability and Withholding. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the SARs; and (b) does not commit to structure the SARs to reduce or eliminate the Participant’s liability for Tax-Related Items.

13. Compliance with Law. The exercise of the SARs shall be subject to compliance by the Company and the Participant with all applicable laws, including the requirements of any stock exchange on which the Company’s Shares may be listed. The Participant may not exercise the SARs if such exercise would violate any applicable federal or state securities laws or other laws or regulations. The Participant understands that the Company is under no obligation to register the Shares with the Securities and Exchange Commission, any state securities commission, or any stock exchange to effect such compliance.

14. Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Participant under this Agreement shall be in writing and addressed to the Participant at the Participant’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

15. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Indiana without regard to conflict of law principles.

16. Clawback. In accordance with Section 24(f) of the Plan, by accepting the SARs, the Participant acknowledges that the Participant is fully bound by, and subject to all of the terms and conditions of, the Clawback Policy, and the Participant agrees to abide by the terms of the Clawback Policy. To the extent that the Board determines that all or a portion of the SARs must be cancelled, forfeited, repaid, or otherwise recovered by the Company, the Participant shall promptly take whatever action is necessary to effectuate such cancellation, forfeiture, repayment, or recovery. No recovery of all or a portion of the SARs under the Clawback Policy will be an event giving rise to a right to terminate for “good reason” under any agreement with the Company (as such term may be defined under any such agreement). In the event of any conflicts between the terms of the Clawback Policy and the terms of the Plan or this Agreement, the terms of the Clawback Policy shall govern.

17. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company.

18. SARs Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

19. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators, and the person(s) to whom the SARs may be transferred by will or the laws of descent or distribution.

20. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

21. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion, in accordance with the terms of the Plan. The grant of the SARs in this Agreement does not create any contractual right or other right to receive any SARs or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Company.

22. Amendment. The Committee has the right to amend, alter, suspend, discontinue, or cancel the SARs, prospectively or retroactively; provided that, no such amendment shall adversely affect the Participant’s material rights under this Agreement without the Participant’s consent.

23. No Impact on Other Benefits. The value of the Participant’s SARs is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

24. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

25. Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the SARs subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon exercise of the SARs and that the Participant should consult a tax advisor prior to such exercise.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company, by its officer thereunder duly authorized, and the Participant, have caused this Award Agreement to be executed as of the day and year first above written.

FINWARD BANCORP	PARTICIPANT

By:	By:
Signature	Signature

Printed	Printed

Title:	Job Title

Appendix A

VESTING SCHEDULE

Subject to the provisions of the Plan and the Agreement to which this Appendix A is attached, the SARs shall vest and be exercisable by the Participant in accordance with the following schedule:

Date of Vesting/Conditions to Vesting	Percent Vested	Cumulative Vesting